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                                                                     EXHIBIT 5.1


                                  May 21, 2003


Golfsmith International, Inc.
11000 N. IH-5
Austin, Texas  78753-3195

    Re:  Legality of the 8.375% Senior Secured Notes Due 2009 being registered
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Ladies and Gentlemen:

         We have acted as counsel to Golfsmith International, Inc., a Delaware corporation (the "Company"), Golfsmith International Holdings, Inc., a Delaware corporation ("Holdings"), and each of the Company's domestic subsidiaries (the "Subsidiary Guarantors" and, together with Holdings, the "Guarantors") in connection with the preparation of the registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on November 8, 2002 (File No. 333-101117), as amended by Amendment No. 1 thereto filed with the Commission on April 4, 2003 and as further amended by Amendment No. 2 thereto filed with the Commission on May 21, 2003 (collectively, the "Registration Statement"), relating to the proposed exchange of up to $93,750,000 aggregate principal amount at maturity of the Company's 8.375% Senior Secured Notes Due 2009 (the "New Notes") for a like principal amount at maturity of the Company's issued and outstanding 8.375% Senior Secured Notes Due 2009 (the "Old Notes" and, together with the New Notes, the "Notes"). The Old Notes are, and the New Notes will be, unconditionally guaranteed by Holdings and the Subsidiary Guarantors (the "New Guarantees").

         In so acting, we have reviewed the Indenture, dated as of October 15, 2002, among the Company, the Guarantors and U.S. Bank Trust National Association, as Trustee (the "Indenture"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture has been duly authorized by all requisite action by the Trustee and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

         Except as set forth in the next succeeding paragraph, this opinion is limited in all respects to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.
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Golfsmith International, Inc.
May 21, 2003
Page 2


         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          (1) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

          (2) The New Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

          (3) The New Guarantees have been duly authorized by the Guarantors and, when the New Notes are executed and delivered by the Company with executed New Guarantees affixed thereto in accordance with the terms of the Indenture in exchange for the Old Notes, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.
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Golfsmith International, Inc.
May 21, 2003
Page 3

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                               Very truly yours,

                                               /s/ King & Spalding LLP